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                                                                Exhibit 10.31

                              EMPLOYMENT AGREEMENT
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          This Employment Agreement made as of this 17th day of February, 1999, between SAGE NETWORKS, INC., having a place of business at 215 First Street, Cambridge, MA 02142 (the "Employer"), and JENNIFER LAWTON, residing at 95 Newland Road, Arlington, MA 02474 (the "Employee").

          WHEREAS, an Agreement and Plan of Merger (the "Merger Agreement") dated of even date herewith was entered into among the Employer, Employee and certain other parties;

          WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the parties desire the Employee to serve in certain capacities with the Employer.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1.  Definitions.

          Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement. As used herein, the following terms have the following meanings:

          "Agreement" shall mean this Agreement and any amendments hereto.
           ---------

          "Agreement Term" shall have the meaning ascribed to it in Section
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2(a).

          "Base Salary" shall mean the Employee's annual salary as determined
           -----------
          pursuant to Section 5(a) hereof.

          "Board" shall mean the Board of Directors of the Employer.
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          "Cause" shall have the meaning ascribed to it in Section 9.
           -----

          "Employment Year" shall mean each consecutive 12-month period during
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          the Agreement Term, the first of which shall commence on the date hereof.

          "Intellectual Property" shall have the meaning ascribed to it in
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Section 4(d).

          "Restricted Period" shall have the meaning ascribed to it in Section
           -----------------
4(a).
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2.  Agreement Term.

          (a) The Employer will employ the Employee and the Employee will work for the Employer for a term of three (3) years commencing on the date hereof, unless sooner terminated as provided in Section 2(b) or in accordance with
Section 9, or in the event of death or disability of the Employee as provided in
Section 2(c) (the "Agreement Term").

          (b) This Agreement may be terminated by the Employer for Cause or by the Employee for Cause (in each case, as defined in Section 9) prior to the end of the Agreement Term on such date as shall be specified in a notice given by the Employer to the Employee or the Employee to the Employer, as appropriate.

          (c) In the event of the death or disability of the Employee during the Agreement Term, this Agreement shall terminate as of the date of such death or as of the date of determination that such disability has occurred and the Employee's estate or the Employee, as the case may be, shall be entitled to receive (i) any and all accrued and unpaid portions of the Base Salary to the date of death or disability, (ii) all of the benefits to which the Employee would be entitled pursuant to Sections 7 and 8 hereof to the date of death or disability, and (iii) in the case of the death of the Employee, such other payments and benefits as shall be provided to the estates and beneficiaries of deceased Employees under the then existing policies of the Employer. As used herein, a "disability" shall have occurred if the Employee is entitled to payments with respect to such disability under the Employer's long-term disability insurance as then in effect, or if no such coverage is in effect, if as a result of physical or mental incapacity, the Employee shall have been incapable of performing the Employee's duties hereunder for a period in excess of 26 consecutive calendar weeks or an aggregate of 30 weeks in any 12 month period, in any such case, as determined by the Board (or a committee or officer of the Employer designated by the Board) in its sole discretion. If the Employee disagrees with such determination, the Board (or such designated committee or officer) and the Employee shall select a mutually satisfactory physician to resolve the disagreement and the resolution of such physician shall be binding on both the Employer and the Employee.

3.  Duties.

          The Employee shall exercise such powers and perform such duties and services for the Employer as the Employer may, from time to time, reasonably require, devote her entire time, energy and attention to the business of the Employer and shall not engage in any other business activity; provided, however, that the Employee may pursue other business activities consisting primarily of service on advisory boards of other developing companies so long as the time spent on such activities does not exceed an average of 24 hours per month. The Employee shall be based in Massachusetts but will be required to travel to the extent required for the proper performance of the Employee's duties. The Employee shall be the Senior Vice President Technology of the Employer and shall report to the chief executive officer of the Employer.

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4.  Non-Competition; Nonsolicitation; Confidentiality; Intellectual Property
Matters.

          (a) Except as otherwise provided in Section 9(b), during the Agreement Term and for a period of two (2) years following the later of (x) the third anniversary of this Agreement or (y) the date of termination of this Agreement ("Restricted Period"), the Employee will not engage in any capacity in a business substantially similar to or in competition with the business of the Employer that is located or does business in any state in the United States except as an officer, director, shareholder or employee of the Employer or any affiliate thereof.

          (b) During the Restricted Period, the Employee will not, unless acting with the express written consent of Employer, directly or indirectly, solicit or interfere with, or endeavor to entice away:

               (i) any person who has rendered services as a subcontractor, consultant or employee or otherwise for the Employer or any of its affiliates with respect to the business of the Employer or any of its affiliates during the 12 month period immediately preceding the date of termination or expiration of this Agreement; or

               (ii) with respect to any business substantially similar to the business in which the Employer or any of its affiliates is or has been engaged after the date of this Agreement, any person or entity who was a customer or client of the Employer or any of its affiliates at any point during the 12 months preceding the termination or expiration of this Agreement or any person or entity who requested or received a proposal from the Employer or any of its affiliates within the 12 months preceding the termination or expiration of this Agreement.

          (c) During the Agreement Term and at all times thereafter the Employee agrees to hold in confidence all matters and things related to the business of the Employer and each of its direct and indirect subsidiaries or affiliates of a confidential or secret nature (including, without limitation, all private or proprietary information) which the Employee may acquire, learn, develop or create during the Agreement Term and will not, without the written consent of Employer, except in the performance of the Employee's duties as an employee of the Employer, use, publish or disclose any such matter or thing except to the extent that (i) such information is otherwise publicly available, (ii) disclosure is required by applicable law or court order or (iii) such information is otherwise lawfully acquired by the Employee.

          (d) The Employee hereby assigns, and agrees to assign, to the Employer all of the Employee's right, title and interest in and to all inventions, discoveries, improvements, ideas, computer or other apparatus programs and related documentation, and other works of authorship, whether or not patentable, copyrightable or subject to other forms of protection, that are made, created, developed, written or conceived by the Employee during the Agreement Term (and any written or oral extension thereof), whether during or outside of regular work hours, either solely or jointly with another, in whole or in part, either:
(i) in the course of the Employee's

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employment by the Employer or its affiliates, (ii) relating to the actual or anticipated business or research or development of the Employer or (iii) with the use of the Employer's time, material, private or proprietary information, or facilities (herein each designated "Intellectual Property"). The Employee agrees to execute (without charge to the Employer) a specific assignment of title to Employer and, at the request and cost of the Employer, to do anything else reasonably necessary to enable the Employer to secure a patent, copyright or other form of protection for said Intellectual Property anywhere in the world. The Employee acknowledges and agrees that the copyrights in Intellectual Property created within the scope of the Employee's employment belong to the Employer by operation of law.

          (e) The Employee agrees to execute upon request by the Employer from time to time during the Agreement Term, any nondisclosure, intellectual property or confidentiality agreements which the Employer may require its employees generally to execute, consistent with, but not more extensive than, the foregoing.

          (f) In consideration of the covenants and agreements of the Employee contained in this Section 4, the Employer shall pay by wire transfer to the Employee upon the execution and delivery of this Agreement by the parties hereto the sum of $1,279,135 (the "Non-Compete Payment"). If the Employer has received indemnity payments from the Employee in accordance with Section 5.01 of the Merger Agreement (the "Indemnity Payments"), the aggregate amount of damages payable to the Employer in connection with any breach by the Employee of this
Section 4 together with the Indemnity Payments shall not exceed the limitation on the Employee's obligations under Section 5.01(f) of the Merger Agreement (the "Limit").

5.  Compensation.

          (a) As compensation for the Employee's services to be rendered to the Employer and in consideration for the covenants and agreements of the Employee contained herein, the Employer shall pay to the Employee an annual Base Salary of $150,000.

          (b) The Base Salary shall be payable in substantially equal installments and in substantially the same manner that salaries are paid by the Employer to other employees in comparable positions with the Employer. The Board (or a committee or officer of the Employer designated by the Board) shall make an annual review of the Base Salary and may, but shall not be obligated to, in its sole discretion, make increases thereto.

          (c) The Employer shall pay to the Employee a signing bonus (the "Signing Bonus"). The Signing Bonus shall be equal to $150,000 and shall be payable in three installments. The first installment shall be equal to $52,000 and shall be payable upon execution and delivery of this Agreement by the parties hereto. The second installment shall be equal to $75,000 and shall be payable on the first anniversary of the date of this Agreement. The third installment shall be equal to $52,000 and shall be payable on the third anniversary of the date of this Agreement. An installment shall be forfeited if this Agreement has been terminated on or before the date that such installment is payable.

6.  Vacation; Service Credit.

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          The Employee shall be entitled to vacation periods annually during the
Employee's employment under this Agreement consistent with the Employer's vacation policy for employees generally. The Employer shall give the Employee service credit for all service with Net Daemons Associates, Inc. prior to the date hereof, for vacation and all other employee benefits provided by the Employer to the extent permitted by the Employer's employee benefit plans.

7.  Reimbursement for Expenses.

          The Employer shall reimburse the Employee for all reasonable and necessary expenses and other disbursements actually incurred by the Employee for and on behalf of the Employer in the performance of the Employee's duties upon submission of adequate documentation of such expenses.

8.  Benefits; Bonus; Incentive Compensation.

          The Employee shall be entitled to participate in any health, medical and dental, insurance or similar plan or program of the Employer established or in effect for the benefit of its employees generally (collectively, "Insurance Benefits"). The Employee shall be eligible to participate in the Employer's bonus and incentive compensation programs, if any, at a level that is comparable with the level of participation by other employees generally of the Employer in comparable positions. All bonus and incentive compensation provided by the Employer shall be at the Employer's sole discretion.

9.  Termination By Employer for Cause.

          (a) Termination of this Agreement for "Cause" by the Employer shall mean termination due to the occurrence of any of the following events:

               (i) if the Employee is convicted of any crime (whether or not involving the Employer) which constitutes a felony or involves moral turpitude, fraud or misrepresentation;

               (ii) if the Employee exhibits dishonest conduct in connection with the Employee's employment, which is fraud, theft or misappropriation or embezzlement of Employer's funds, which termination shall be effective on the tenth (10th) day after written notice from Employer is delivered to the Employee;

               (iii) if the Employee shall have breached any of the Employee's material obligations under this Agreement or the Merger Agreement, including, without limitation, the Employee's agreement not to compete as provided in Section 4 of this Agreement or in the Merger Agreement (other than an inadvertent breach as to which the Employee shall have discontinued the activity causing the breach within two (2) days following delivery of notice thereof to the Employee); or

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               (iv) if the Employee has habitually failed to follow the
               reasonable directives of the Employer for the performance of the Employee's duties or responsibilities hereunder, including, without limitation, the Employee's duties and responsibilities under Section 3 hereof, after due notice to the Employee, and a reasonable opportunity to be heard by the Chairman or Co-Chairman of the Employer within one month after the giving of such notice and to correct such failure.

          (b) Termination of this Agreement for "Cause" by the Employee shall mean termination due to the breach by the Employer of the Employer's material obligations under this Agreement or the Merger Agreement (other than an inadvertent breach as to which the Employer shall have discontinued the activity causing the breach within two (2) days following delivery of notice thereof to the Employer).

10.  Certain Remedies.

          (a) If the Employer terminates this Agreement for Cause as defined in
Section 9(a) above, all of the Employee's rights under this Agreement shall thereupon terminate and Employee shall be entitled only to all accrued and unpaid portions of the Base Salary and Signing Bonus through the date of such termination, and to all vested benefits under any employee benefit plans maintained by the Employer, whether funded or unfunded, accrued through the date of such termination. Notwithstanding the foregoing, such termination shall be without prejudice to any right the Employee may have to continue to participate, on a post-employment basis, in any retirement plan of the Employer now existing or established hereafter for the benefit of its employees in general or any health plan of the Employer, to the extent the Employee is eligible under the general provisions thereof or as required by applicable law, including, without limitation, COBRA.

          (b) If the Employee terminates this Agreement for Cause as defined in
Section 9(b) above and the breach by the Employer resulting in such termination relates to a failure by the Employer to make payments to the Employee under this Agreement or the Merger Agreement, all of the Employee obligations under Section 4 of this Agreement shall terminate. Notwithstanding the foregoing, such termination shall be without prejudice to any right the Employee may have to continue to participate, on a post-employment basis, in any retirement plan of the Employer now existing or established hereafter for the benefit of its employees in general or any health plan of the Employer, to the extent the Employee is eligible under the general provisions thereof or as required by applicable law, including, without limitation, COBRA.

11.  Notice.

          Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by registered mail, postage prepaid: if to the Employee at the Employee's address set forth on the first page hereof, or at such other address as the Employee shall designate by notice to the Employer, and if to the Employer at 215 First Street, Cambridge, MA 02142, with a copy to Bruce S. Klein, General

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Counsel, Sage Networks, Inc., 11 Martine Avenue, 12th Floor, White Plains, NY
10606, or at such other address as it shall designate by notice to the Employee.

12.  Successors and Assigns.

          This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that the Employer may assign this Agreement to any affiliate.

13.  Governing Law; Jurisdiction.

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of law rules. The Employer and the Employee submit and consent to the jurisdiction of the state courts of the Commonwealth of Massachusetts or the State of New York in the Counties of New York and/or Westchester and the federal courts located therein with respect to any legal actions between them relating to this Agreement.

14.  Only Contract Relating to Employment; Amendments.

          This Agreement supersedes any prior contracts relating to employment between the Employee and the Employer and constitutes the full and complete agreement between the Employee and the Employer in such respect and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement cannot be changed, modified or amended and no provision or requirement hereof may be waived without the consent in writing of the Employee and the Employer.

15.  Headings.

          The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

16.  Severability.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any provision contained in this Agreement is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision so that in its reduced form any such restriction shall thereafter be enforceable to the maximum extent permitted by law. It is the intent of the parties hereto that the covenants contained in this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Employer).

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17.  Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the Employer and the Employee have caused this Agreement to be executed as of the date first above written.

                              SAGE NETWORKS, INC.



                              By: /s/ Leonard J. Fassler
                                  --------------------------------------
                                  Leonard J. Fassler, President


                              EMPLOYEE:


                              /s/ Jennifer Lawton
                              ------------------------------------------
                              Jennifer Lawton

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